                                                                   EXHIBIT 10.20




                 [INTER-ATLANTIC SECURITIES CORP. LETTERHEAD]



                                                              September 19, 1997





Search Financial Services Inc.
600 North Pearl Street
Suite 2500 L.B. 123
Dallas, Texas   75201-2809

Attention:  James F. Leary
            Vice Chairman - Finance

Gentlemen:

         The purpose of this letter is to set forth the terms of the engagement by Search Financial Services Inc. (the "Company") of Inter-Atlantic Securities Corp. ("Inter-Atlantic"). This letter replaces the engagement letter dated August 23, 1996 in its entirety. The Company is considering offering subordinated debt with warrants exercisable into the common stock of the Company, convertible debt, common stock or a similar security (the "Subordinated Debt"). It is currently contemplated that the Subordinated Debt will be sold directly to sophisticated investors in a private offering (a "Private Placement").

1. The Company hereby engages Inter-Atlantic to act as its lead placement agent for all Private Placements of Subordinated Debt undertaken by the Company during the term of Inter-Atlantic's engagement hereunder.

2. The term of this engagement shall extend until December 31, 1997 from the date of execution of this letter, and may be extended by written mutual agreement of the parties.

3. In undertaking this assignment, Inter-Atlantic will use its best efforts to provide the following investment banking and financial advisory services to the Company:

         (a) Perform a due diligence investigation of the business, operations, financial condition, forecasts, and prospects of the Company to the extent needed;

         (b) Advise the Company on market conditions and the likely reception accorded a Private Placement of the Subordinated Debt;

         (c) Assist the Company in preparing an offering memorandum and marketing materials;

         (d) Develop a marketing plan (including identifying and introducing prospective investors) for use in the private placement market;
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Search Financial Services Inc.
September 19, 1997


         (e) Assist in implementation of the marketing plan for the Private Placement;

         (f)     Assist in presentations to potential investors;

         (g) Make recommendations to the Company during the course of the engagement regarding any changes or modification of the financing program, if necessary;

         (h) Advise and assist the Company in the preparation and review of all legal documentation related to the financing;

         (i)     Assist in the closing of the transaction; and

         (j) Provide such other financial advisory and investment banking services as may be mutually determined.

         The Company hereby agrees to pay Inter-Atlantic, as compensation for its services pursuant to any Private Placement, the following fees:

         (a) Private Placement Fee: The Company shall pay to Inter-Atlantic a Private Placement Fee, which fee shall be payable on the date of the closing. The Private Placement Fee shall be equal to 3.375% of the gross par amount of Subordinated Debt sold less the $60,000 Marketing Fee that the Company has already paid Inter-Atlantic for producing and distributing an offering memorandum. One half the Private Placement Fee will be paid in cash and one half in Subordinated Debt, which will be valued at par and issued on the same terms as provided to the investors.

         (b) Subsequent Events: If within 12 months of the termination of Inter-Atlantic's engagement hereunder, the Company consummates a private placement or public offering of Subordinated Debt involving an investor (a) with whom negotiations or discussions had occurred and (b) who had been identified by Inter-Atlantic during the term of Inter-Atlantic's engagement hereunder, then in each such case Inter-Atlantic shall be paid a Private Placement Fee, in an amount and at the time provided in Section 4(a); provided that no fee shall be payable under this Section 4(b) if Inter-Atlantic has previously been paid a Private Placement Fee pursuant to Section 4(a) above
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Search Financial Services Inc.
September 19, 1997




                 following the closing of the Private Placement or public offering of Subordinated Debt.

4. In addition to any fees that may be payable to Inter-Atlantic hereunder and regardless of whether any proposed private placement is consummated, the Company hereby agrees from time to time, upon request, to reimburse Inter-Atlantic for all reasonable travel, legal and other out-of-pocket expenses incurred in performing the services hereunder, including fees and disbursements of Inter-Atlantic's counsel.

5. Inter-Atlantic agrees to keep confidential all non-public information which it receives or develops concerning the Company and to disclose that information only with the consent of the Company or as required by law or legal process.

6. The Company agrees that except as required by applicable law, any advice to be provided by Inter-Atlantic under this engagement letter shall not be disclosed publicly or made available to third parties without the prior approval of Inter-Atlantic, which approval shall not be unreasonably withheld.

7. The Company agrees that following the Private Placement Inter-Atlantic has the right to place advertisements in financial and other newspapers and journals at its own expense describing its services to the Company hereunder, provided that Inter-Atlantic will submit a copy of any such advertisements to the Company for its approval, which approval shall not be unreasonably withheld or delayed.

8. The Company and Inter-Atlantic acknowledge and agree that Wheat, First Securities, Inc. ("Wheat First") is acting as co-agent for this transaction. The Company shall pay Wheat First a Private Placement Fee of 1.125% of the gross par amount of Subordinated Debt sold. One half of Wheat First's Private Placement Fee will be paid in cash and one half in Subordinated Debt, which will be valued at par and issued on the same terms as provided to the investors. Wheat First will not share in the Marketing Fee.

9. It is understood that the confidentiality, compensation, and indemnification provisions contained in this Agreement shall remain operative and in full force and effect regardless of any termination of the Agreement.

         The Company agrees to indemnify Inter-Atlantic in accordance with the indemnification letter which is attached hereto as Exhibit A.
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Search Financial Services Inc.
September 19, 1997




10. This engagement letter and the indemnification letter, attached as Exhibit A, incorporate the entire understanding of the parties with respect to the subject matter of this agreement and supersede all previous agreements should they exist.

11. The Agreement may not be amended or modified except in writing and shall be governed by and construed in accordance with the laws of the State of New York.

12. This letter may be terminated on either party's written request with 30 day's notice, subject to the right of Inter-Atlantic to receive any fees due and payable hereunder and receive reimbursement for its reasonable out-of-pocket expenses incurred prior to such termination. Such a fee obligation will not be incurred in the case of Inter-Atlantic's termination for cause, in which case Inter-Atlantic may be terminated immediately and shall only be entitled to receive reimbursement for its reasonable out-of-pocket expenses. No termination, however, shall affect the indemnification and contribution obligations of the Company attached as Exhibit A.

Robert Lichten, Andrew Lerner, and Arnold Welles of Inter-Atlantic will work on this transaction.

Frederick S. Hammer, a Director of the Company, is affiliated with Inter-Atlantic and will not participate in this engagement.

Please confirm the foregoing is in accordance with our understandings and agreements by signing and returning to Inter-Atlantic the duplicate of this letter enclosed herewith.

                 Very truly yours,

                 INTER-ATLANTIC SECURITIES CORP.

                 By:      /s/ ARNOLD WELLES
                    -------------------------------
                          Name:   Arnold Welles
                          Title:  Principal


                 Accepted and Agreed to:

                 SEARCH FINANCIAL SERVICES INC.


                 By:      /s/ JAMES F. LEARY
                    -------------------------------
                          Name:   James F. Leary
                          Title:  Vice Chairman, Finance
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Search Financial Services Inc.
September 19, 1997
                                   EXHIBIT A

                                INDEMNIFICATION

Recognizing that transactions of the type contemplated in this engagement sometimes result in litigation and that Inter-Atlantic's role is advisory, the Company agrees to indemnify Inter-Atlantic (including its affiliated entities and its officers, directors, agents, employees and controlling persons) to the full extent lawful against claims, losses and reasonable expenses as incurred (including expense of investigation and preparation and reasonable fees and disbursements of Inter-Atlantic's engagement, and if such indemnification were for any reason not to be available, to contribute to the settlement, loss or expenses involved in the proportion that the Company's interest bears to Inter-Atlantic's interest in the transaction. However, such indemnification and contribution shall not apply to any claim, loss or expense which arises from Inter-Atlantic's bad faith or gross negligence in performing its services hereunder.

The indemnity and contribution provided herein shall remain operative and in full force and effect regardless of (i) any withdrawal, termination or consummation of or failure to initiate or consummate any transaction referred to herewith, (ii) any investigation made by or on behalf of any party hereto or any person controlling (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 (a) of the Securities Exchange Act of 1934, as amended) any party hereto or any other person entitled to indemnification or contribution, or (iii) any termination or the completion or expiration of this agreement or Inter-Atlantic's engagement as the Company's financial advisor and
(iv) whether or not Inter-Atlantic shall, or shall be called upon to, render any formal or informal advise in the course of such engagement.

                                  Very truly yours,

                                  INTER-ATLANTIC SECURITIES CORP.

                                  By:      /s/ ARNOLD WELLES
                                     -------------------------------
                                           Name:   Arnold Welles
                                           Title:  Principal


                                  Accepted and Agreed to:

                                  SEARCH FINANCIAL SERVICES INC.

                                  By:      /s/ JAMES F. LEARY
                                     -------------------------------
                                           Name:   James F. Leary
                                           Title:  Vice Chairman, Finance